                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                     among

                              Office Depot, Inc.

                             VK Acquisition Corp.

                                      and

                         Viking Office Products, Inc.

                                 May 18, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. THE MERGER........................................................  1

     Section 1.01. Effective Time of the Merger..............................  1
                   ----------------------------
     Section 1.02. Closing...................................................  2
                   -------
     Section 1.03. Effects of the Merger.....................................  2
                   ---------------------

ARTICLE II. CONVERSION OF SECURITIES.........................................  2

     Section 2.01. Conversion of Capital Stock...............................  2
                   ---------------------------
     Section 2.02. Exchange of Certificates..................................  4
                   ------------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF VIKING........................  7

     Section 3.01. Organization of Viking....................................  7
                   ----------------------
     Section 3.02. Viking Capital Structure..................................  8
                   ------------------------
     Section 3.03. Authority; No Conflict; Required Filings and Consents.....  9
                   -----------------------------------------------------
     Section 3.04. SEC Filings; Financial Statements......................... 10
                   ---------------------------------
     Section 3.05. No Undisclosed Liabilities................................ 10
                   --------------------------
     Section 3.06. Absence of Certain Changes or Events...................... 11
                   ------------------------------------
     Section 3.07. Taxes..................................................... 11
                   -----
     Section 3.08. Properties................................................ 12
                   ----------
     Section 3.09. Intellectual Property..................................... 12
                   ---------------------
     Section 3.10. Agreements, Contracts and Commitments..................... 12
                   -------------------------------------
     Section 3.11. Litigation................................................ 13
                   ----------
     Section 3.12. Environmental Matters..................................... 13
                   ---------------------
     Section 3.13. Employee Benefit Plans.................................... 14
                   ----------------------
     Section 3.14. Compliance With Laws...................................... 15
                   --------------------
     Section 3.15. Accounting and Tax Matters................................ 15
                   --------------------------
     Section 3.16. Registration Statement; Proxy Statement/Prospectus........ 15
                   --------------------------------------------------
     Section 3.17. Labor Matters............................................. 16
                   -------------
     Section 3.18. Insurance................................................. 16
                   ---------
     Section 3.19. No Existing Discussions................................... 16
                   -----------------------
     Section 3.20. Opinions of Financial Advisors............................ 16
                   ------------------------------
     Section 3.21. Anti-Takeover Laws........................................ 16
                   ------------------
     Section 3.22. Rights Plan............................................... 17
                   -----------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF DEPOT AND SUB.................. 17

     Section 4.01. Organization of Depot and Sub............................. 17
                   -----------------------------
     Section 4.02. Depot Capital Structure................................... 17
                   -----------------------
     Section 4.03. Authority; No Conflict; Required Filings and Consents..... 18
                   -----------------------------------------------------
     Section 4.04. SEC Filings; Financial Statements......................... 19
                   ---------------------------------
     Section 4.05. No Undisclosed Liabilities................................ 20
                   --------------------------
     Section 4.06. Absence of Certain Changes or Events...................... 20
                   ------------------------------------

     Section 4.07. Taxes..................................................... 21
                   -----
     Section 4.08. Properties................................................ 21
                   ----------
     Section 4.09. Intellectual Property..................................... 21
                   ---------------------
     Section 4.10. Agreements, Contracts and Commitments..................... 22
                   -------------------------------------
     Section 4.11. Litigation................................................ 22
                   ----------
     Section 4.12. Environmental Matters..................................... 22
                   ---------------------
     Section 4.13. Employee Benefit Plans.................................... 23
                   ----------------------
     Section 4.14. Compliance With Laws...................................... 23
                   --------------------
     Section 4.15. Accounting and Tax Matters................................ 24
                   --------------------------
     Section 4.16. Registration Statement; Proxy Statement/Prospectus........ 24
                   --------------------------------------------------
     Section 4.17. Labor Matters............................................. 24
                   -------------
     Section 4.18. Insurance................................................. 25
                   ---------
     Section 4.19. Opinion of Financial Advisor.............................. 25
                   ----------------------------
     Section 4.20. Rights Plan............................................... 25
                   -----------
     Section 4.21. Interim Operations of Sub................................. 25
                   -------------------------

ARTICLE V. CONDUCT OF BUSINESS............................................... 25

     Section 5.01. Covenants of Viking....................................... 25
                   -------------------
     Section 5.02. Covenants of Depot........................................ 27
                   ------------------
     Section 5.03. Cooperation............................................... 29
                   -----------

ARTICLE VI. ADDITIONAL AGREEMENTS............................................ 29

     Section 6.01. No Solicitation........................................... 29
                   ---------------
     Section 6.02. Proxy Statement/Prospectus; Registration Statement........ 30
                   --------------------------------------------------
     Section 6.03. NYSE Listing and Nasdaq Quotation......................... 30
                   ---------------------------------
     Section 6.04. Access to Information..................................... 31
                   ---------------------
     Section 6.05. Stockholders Meetings..................................... 31
                   ---------------------
     Section 6.06. Legal Conditions to Merger................................ 31
                   --------------------------
     Section 6.07. Public Disclosure......................................... 33
                   -----------------
     Section 6.08. Tax-Free Reorganization................................... 33
                   -----------------------
     Section 6.09. Pooling Accounting........................................ 33
                   ------------------
     Section 6.10. Affiliate Agreements...................................... 33
                   --------------------
     Section 6.11. NYSE Listing.............................................. 34
                   ------------
     Section 6.12. Stock Plans............................................... 34
                   -----------
     Section 6.13. Brokers or Finders........................................ 35
                   ------------------
     Section 6.14. Indemnification........................................... 35
                   ---------------
     Section 6.15. Letter of Depot's Accountants............................. 36
                   -----------------------------
     Section 6.16. Letter of Viking's Accountants............................ 36
                   ------------------------------
     Section 6.17. Stock Option Agreements................................... 36
                   -----------------------
     Section 6.18. Benefit Plans............................................. 36
                   -------------
     Section 6.19. Rights Plan............................................... 37
                   -----------

ARTICLE VII. CONDITIONS TO MERGER............................................ 37

     Section 7.01. Conditions to Each Party's
                   --------------------------
                   Obligation To Effect the Merger........................... 37
                   -------------------------------

     Section 7.02. Additional Conditions to Obligations of Depot and Sub..... 38
                   -----------------------------------------------------
     Section 7.03. Additional Conditions to Obligations of Viking............ 39
                   ----------------------------------------------

ARTICLE VIII. TERMINATION AND AMENDMENT...................................... 40

     Section 8.01. Termination............................................... 40
                   -----------
     Section 8.02. Effect of Termination..................................... 41
                   ---------------------
     Section 8.03. Fees and Expenses......................................... 42
                   -----------------
     Section 8.04. Amendment................................................. 44
                   ---------
     Section 8.05. Extension; Waiver......................................... 44
                   -----------------

ARTICLE IX. MISCELLANEOUS.................................................... 44

     Section 9.01. Nonsurvival of Representations,
                   -------------------------------
                   Warranties and Agreements................................. 44
                   -------------------------------
     Section 9.02. Notices................................................... 44
                   -------
     Section 9.03. Interpretation............................................ 45
                   --------------
     Section 9.04. Counterparts.............................................. 46
                   ------------
     Section 9.05. Entire Agreement; No Third Party Beneficiaries............ 46
                   ----------------------------------------------
     Section 9.06. Governing Law............................................. 46
                   -------------
     Section 9.07. Assignment................................................ 46
                   ----------

Exhibit A  -  Viking Stock Option Agreement
Exhibit B  -  Depot Stock Option Agreement
Schedule 1 -  List of Directors, Corporate Executive Officers and Operating
              Officers

                             TABLE OF DEFINED TERMS

                                                                             Cross Reference
Terms                                                                          in Agreement
-----                                                                        ---------------
Acquisition Proposal......................................................   Section 6.01(a)
Affiliate.................................................................   Section 6.10
Affiliate Agreement.......................................................   Section 6.10
Agreement.................................................................   Preamble
Agreement of Merger.......................................................   Section 1.01
Alternative Transaction...................................................   Section 8.03(g)
Antitrust Laws............................................................   Section 6.06(b)
Bankruptcy and Equity Exception...........................................   Section 3.03(a)
Certificates..............................................................   Section 2.02(b)
Closing...................................................................   Section 1.02
Closing Date..............................................................   Section 1.02
Code......................................................................   Preamble
Confidentiality Agreement.................................................   Section 6.01(a)
Constituent Corporations..................................................   Section 1.03
Costs.....................................................................   Section 6.14(a)
Current Premium...........................................................   Section 6.14(b)
Depot.....................................................................   Preamble
Depot Balance Sheet.......................................................   Section 4.04(b)
Depot Common Stock........................................................   Section 2.01(b)
Depot Disclosure Schedule.................................................   Article IV
Depot Employee Plans......................................................   Section 4.13(a)
Depot Material Adverse Effect.............................................   Section 4.01
Depot Material Contracts..................................................   Section 4.10
Depot Preferred Stock.....................................................   Section 4.02(a)
Depot Right...............................................................   Section 2.01(c)
Depot Rights Plan.........................................................   Section 2.01(c)
Depot SEC Reports.........................................................   Section 4.04(a)
Depot Stock Option Agreement..............................................   Preamble
Depot Stock Plans.........................................................   Section 4.02(a)
Depot Stockholders' Meeting...............................................   Section 3.16
Depot Voting Proposal.....................................................   Section 6.05(a)
Exchange Ratio............................................................   Section 2.01(c)
Effective Time............................................................   Section 1.01
Environmental Law.........................................................   Section 3.12(b)
ERISA.....................................................................   Section 3.13(a)
ERISA Affiliate...........................................................   Section 3.13(a)
Exchange Act..............................................................   Section 3.03(c)
Exchange Agent............................................................   Section 2.02(a)
Exchange Fund.............................................................   Section 2.02(a)

                                                                             Cross Reference
Terms                                                                         in Agreement
-----                                                                        ---------------
Exchange Ratio                                                               Section 2.01(c)
Governmental Entity.......................................................   Section 3.03(c)
Hazardous Substance.......................................................   Section 3.12(c)
HSR Act...................................................................   Section 3.03(c)
Indemnified Parties.......................................................   Section 6.14(a)
IRS.......................................................................   Section 3.07(b)
Joint Proxy Statement.....................................................   Section 3.16
Material Adverse Change...................................................   Section 3.06
Material Leases...........................................................   Section 3.08
Merger....................................................................   Preamble
NYSE......................................................................   Section 2.02(e)
Order.....................................................................   Section 6.06(b)
Outside Date..............................................................   Section 8.01(b)
Registration Statement....................................................   Section 3.16
Rule 145..................................................................   Section 6.10
SEC.......................................................................   Section 3.03(c)
Securities Act............................................................   Section 3.04(a)
Stock Option Agreements...................................................   Preamble
Sub.......................................................................   Preamble
Subsidiary................................................................   Section 3.01
Superior Proposal.........................................................   Section 6.01(a)
Surviving Corporation.....................................................   Section 1.03
Tax.......................................................................   Section 3.07(a)
Taxes.....................................................................   Section 3.07(a)
Third Party...............................................................   Section 8.03(g)
Viking....................................................................   Preamble
Viking Balance Sheet......................................................   Section 3.04(b)
Viking Common Stock.......................................................   Section 2.01(b)
Viking Disclosure Schedule................................................   Article III
Viking Employee Plans.....................................................   Section 3.13(a)
Viking Material Adverse Effect............................................   Section 3.01
Viking Material Contracts.................................................   Section 3.10
Viking Rights.............................................................   Section 3.02(b)
Viking Rights Plan........................................................   Section 3.02(b)
Viking Preferred Stock....................................................   Section 3.02(a)
Viking SEC Reports........................................................   Section 3.04(a)
Viking Stock Option.......................................................   Section 6.12(a)
Viking Stock Option Agreement.............................................   Preamble
Viking Stock Plans........................................................   Section 3.02(a)
Viking Stockholders' Meeting..............................................   Section 3.16

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of May 18, 1998, by and among Office Depot, Inc., a Delaware corporation ("Depot"), VK Acquisition Corp., a California corporation and a direct, wholly-owned subsidiary of Depot ("Sub"), and Viking Office Products, Inc., a California corporation ("Viking").

          WHEREAS, the Boards of Directors of Depot and Viking deem it advisable and in the best interests of each corporation and its respective stockholders that Depot and Viking combine in order to advance the long-term business interests of Depot and Viking;

          WHEREAS, the combination of Depot and Viking shall be effected by the terms of this Agreement through a merger in which the stockholders of Viking will become stockholders of Depot (the "Merger");

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Depot's and Viking's willingness to enter into this Agreement, Depot and Viking have entered into (i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Viking Stock Option Agreement"), pursuant to which
          ---------
Viking granted Depot an option to purchase shares of common stock of Viking under certain circumstances and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit B (the "Depot Stock Option
                                              ---------
Agreement" and together with the Viking Stock Option Agreement, the "Stock Option Agreements") pursuant to which Depot granted Viking an option to purchase shares of common stock of Depot under certain circumstances;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                  ARTICLE I.
                                  THE MERGER

          Section 1.01.  Effective Time of the Merger. Subject to the provisions
                         ----------------------------
of this Agreement, a merger agreement in such form as is required by Sections 1101, 1102 and 1103 of the General Corporation Law of California (the "Agreement of Merger") shall be duly executed by the Surviving Corporation (as defined in
Section 1.03) and Sub and thereafter delivered to the Secretary of State of the State of California for filing, as early as practicable on the Closing Date

(as defined in Section 1.02). The Merger shall become effective upon the filing of the Agreement of Merger with the Secretary of State of the State of California (the "Effective Time").

          Section 1.02.  Closing. The closing of the Merger (the "Closing") will
                         -------
take place at 10:00 a.m., E.S.T., on a date to be specified by Depot and Viking, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02(b) (other than the delivery of the officers' certificate referred to therein) and 7.03(b) (other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing) (the "Closing Date"), at the offices of Simpson Thacher & Bartlett at the address indicated in Section 9.02 unless another date, place or time is agreed to in writing by Depot and Viking.

          Section 1.03.  Effects of the Merger. At the Effective Time (i) the
                         ---------------------
separate existence of Sub shall cease and Sub shall be merged with and into Viking (Sub and Viking are sometimes referred to below as the "Constituent Corporations" and Viking following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Articles of Incorporation of Viking shall be amended so that Article Third of such Articles of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock," and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

               Section 1.04.  Directors and Officers.
                              ----------------------

              (a) Prior to the Effective Time, Depot shall (i) increase the number of the members of the Board of Directors of Depot to twelve and (ii) take such action as may be necessary such that the four individuals named on Schedule I attached hereto are elected to the Board of Directors of Depot as of the Effective Time.

              (b) The individuals named on Schedule 1 as executive officers of Viking shall be corporate executive officers or operating officers of Depot as indicated on Schedule 1 as long as they are employed by Depot or Viking.

                                  ARTICLE II.
                           CONVERSION OF SECURITIES

          Section 2.01.  Conversion of Capital Stock. As of the Effective Time,
                         ---------------------------
by virtue of the Merger and without any action on the part of the holder of any shares of Viking Common Stock (as defined in Section 2.01(b)) or capital stock of Sub:

               (a)  Capital Stock of Sub. Each issued and outstanding share of
                    --------------------
the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

               (b)  Cancellation of Treasury Stock and Depot-Owned Stock. All
                    ----------------------------------------------------
shares of Common Stock of Viking ("Viking Common Stock") that are owned by Viking as treasury stock and any shares of Viking Common Stock owned by Depot, Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Depot shall be canceled and retired and shall cease to exist and no stock of Depot or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $.01 per share, of Depot ("Depot Common Stock") owned by Viking shall be unaffected by the Merger.

               (c)  Exchange Ratio for Viking Common Stock. Subject to Section
                    --------------------------------------
2.02, each issued and outstanding share of Viking Common Stock (other than shares, if any, as to which dissenters' rights, if any, are perfected and shares to be canceled in accordance with Section 2.01(b)), together with the Viking Rights (as defined below) attached thereto or associated therewith, shall be converted into the right to receive one share (the "Exchange Ratio") of Depot Common Stock. Pursuant to the Rights Agreement dated as of September 4, 1996 between Depot and ChaseMellon Shareholder Services, L.L.C. (the "Depot Rights Plan"), one right issued under the Depot Rights Plan (a "Depot Right") will be attached to each share of Depot Common Stock issued upon conversion of Viking Common Stock in accordance with this Section 2.01(c), and all references in the Agreement to Depot Common Stock shall be deemed to include the Depot Rights. All such shares of Viking Common Stock and all Viking Rights, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Depot Common Stock and any cash in lieu of fractional shares of Depot Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Depot Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio contemplated shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

               (d)  Dissenting Shares. Notwithstanding anything in this
                    -----------------
Agreement to the contrary, shares of Viking Common Stock which are dissenting shares (as defined in Section 1300(b) of the General Corporation Law of California), if any, shall not be converted into or represent a right to receive any shares of Depot Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the General Corporation Law of California. Each holder of dissenting shares who becomes entitled to payment therefor pursuant to the General Corporation Law of California shall receive payment from the Surviving Corporation in accordance with the General Corporation Law of California; provided, however, that (i) if any such holder of dissenting shares shall have failed to establish his entitlement to appraisal rights as provided in the General Corporation Law of California, (ii) if any such holder of dissenting shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the General Corporation Law of California or (iii) if neither any holder of dissenting shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all dissenting shares within the time provided in the General Corporation Law of California, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Viking Common Stock and such shares of Viking Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent shares of Depot Common Stock, without interest thereon, as provided in Section 2.01(c) hereof.

          Section 2.02.  Exchange of Certificates. The procedures for exchanging
                         ------------------------
outstanding shares of Viking Common Stock for Depot Common Stock pursuant to the Merger are as follows:

                 (a)     Exchange Agent. As of the Effective Time, Depot shall
                         --------------
deposit with a bank or trust company designated by Depot and Viking (the "Exchange Agent"), for the benefit of the holders of shares of Viking Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Depot Common Stock (such shares of Depot Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Viking Common Stock.

                 (b)    Exchange Procedures. As soon as reasonably practicable
                        -------------------
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Viking Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Depot Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Depot and Viking may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Depot Common Stock (plus cash in lieu of fractional shares, if any, of Depot Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Depot, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Depot Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Viking Common Stock which is not registered in the transfer records of Viking, a certificate representing the proper number of shares of Depot Common Stock may be issued to a transferee if the Certificate representing such Viking Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this

Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Depot Common Stock and cash in lieu of any fractional shares of Depot Common Stock as contemplated by this Section 2.02.

                 (c)     Distributions with Respect to Unexchanged Shares. No
                         ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Depot Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Depot Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Depot Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Depot Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Depot Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Depot Common Stock.

                 (d)     No Further Ownership Rights in Viking Common Stock.
                         --------------------------------------------------
All shares of Depot Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Viking Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Viking on such shares of Viking Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Viking Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.02.

                 (e)     No Fractional Shares. No certificate or scrip
                         --------------------
representing fractional shares of Depot Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Depot. Notwithstanding any other provision of this Agreement, each holder of shares of Viking Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Depot Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Depot Common Stock multiplied by the average of the last reported sales prices of Depot Common Stock, as reported on the New York Stock Exchange ("NYSE"), on each of the ten trading days immediately preceding the date of the Effective Time.

                 (f)     Termination of Exchange Fund. Any portion of the
                         ----------------------------
Exchange Fund which remains undistributed to the stockholders of Viking for 180 days after the Effective Time shall be delivered to Depot, upon demand, and any stockholders of Viking who have not previously complied with this Section 2.02 shall thereafter look only to Depot for payment of their claim for Depot Common Stock, any cash in lieu of fractional shares of Depot Common Stock and any dividends or distributions with respect to Depot Common Stock.

                 (g)     No Liability. Neither Depot nor Viking shall be liable
                         ------------
to any holder of shares of Viking Common Stock or Depot Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (h)     Withholding Rights. Each of Depot and the Surviving
                         ------------------
Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Viking Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Depot, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Viking Common Stock in respect of which such deduction and withholding was made by Surviving Corporation or Depot, as the case may be.

                 (i)     Lost Certificates. If any Certificate shall have been
                         -----------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Depot Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Depot Common Stock deliverable in respect thereof pursuant to this Agreement.

                 (j)     Affiliates. Notwithstanding anything herein to the
                         ----------
contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 6.10) of Viking shall not be exchanged until Depot has received an Affiliate Agreement (as defined in Section 6.10) from such Affiliate.

                                 ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF VIKING

          Viking represents and warrants to Depot and Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Viking to Depot on or before the date of this Agreement (the "Viking Disclosure Schedule"). The Viking Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

          Section 3.01.  Organization of Viking. Each of Viking and its
                         ----------------------
Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition, or results of operations of Viking and its Subsidiaries, taken as a whole (a "Viking Material Adverse Effect"). Except as set forth in the Viking SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither Viking nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Viking or its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          Section 3.02.  Viking Capital Structure.
                         ------------------------

                 (a) The authorized capital stock of Viking consists of 120,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock ("Viking Preferred Stock"). As of May 7, 1998, (i) 85,073,091 shares of Viking Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of Viking Common Stock were held in the treasury of Viking or by Subsidiaries of Viking. The Viking Disclosure Schedule shows the number of shares of Viking Common Stock reserved for future issuance pursuant to stock options and restricted stock awards granted and outstanding as of May 12, 1998 and the plans under which such options or shares of restricted stock were granted or issued (collectively, the "Viking Stock Plans"). No material change in such capitalization has occurred between March 31, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of Viking Preferred Stock is issued and outstanding. All shares of Viking Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Viking or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Viking Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Viking's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Viking or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Viking's voting rights, charges or other encumbrances of any nature.


                  (b) Except as set forth in this Section 3.02 or as reserved for future grants of options under the Viking Stock Plans or the Viking Stock Option Agreement, and except for the rights (the "Viking Rights") issued and issuable under the Rights Agreement dated January 20, 1997 between Viking and American Stock Transfer and Trust Company (the "Viking Rights Plan"), there are no equity securities of any class of Viking or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Viking or any of its Subsidiaries is a party or by which it is bound obligating Viking or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Viking or any of its Subsidiaries or obligating Viking or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Viking, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Viking.

          Section 3.03.  Authority; No Conflict; Required Filings and Consents.
                         -----------------------------------------------------

                  (a) Viking has all requisite corporate power and authority to enter into this Agreement and the Viking Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Viking Stock Option Agreement. The execution and delivery of this Agreement and the Viking Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and the Viking Stock Option Agreement by Viking have been duly authorized by all necessary corporate action on the part of Viking, subject only to the approval of the Merger by Viking's stockholders under the General Corporation Law of California. This Agreement and the Viking Stock Option Agreement have been duly executed and delivered by Viking and constitute the valid and binding obligations of Viking, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                  (b) The execution and delivery of this Agreement and the Viking Stock Option Agreement by Viking does not, and the consummation of the transactions contemplated by this Agreement and the Viking Stock Option Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Viking, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Viking or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Viking or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Viking Material Adverse Effect.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Viking or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Viking Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Agreement of Merger with the California Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and the European Union, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Viking Material Adverse Effect.

          Section 3.04.   SEC Filings; Financial Statements.
                          ---------------------------------

                  (a) Viking has filed and made available to Depot all forms, reports and documents required to be filed by Viking with the SEC since January 1, 1995 other than registration statements on Form S-8 (collectively, the "Viking SEC Reports"). The Viking SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Viking SEC Reports or necessary in order to make the statements in such Viking SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Viking's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Viking SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Viking and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Viking as of June 27, 1997 is referred to herein as the "Viking Balance Sheet."

          Section 3.05.  No Undisclosed Liabilities. Except as disclosed in the
                         --------------------------
Viking SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since June 27, 1997 in the ordinary course of business consistent with past practices, Viking and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Viking Material Adverse Effect.

          Section 3.06.  Absence of Certain Changes or Events. Except as
                         ------------------------------------
disclosed in the Viking SEC Reports filed prior to the date hereof, since the date of the Viking Balance Sheet, Viking and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in the financial condition, results of operations, business or properties (a "Material Adverse Change") of Viking and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole) or any development or combination of developments of which the management of Viking is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Viking Material Adverse Effect (other than developments that are the effect or result of actions to be taken by Depot or economic factors affecting the economy as a whole); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Viking or any of its Subsidiaries having a Viking Material Adverse Effect; (iii) any material change by Viking in its accounting methods, principles or practices to which Depot has not previously consented in writing; (iv) any revaluation by Viking of any of its assets having a Viking Material Adverse Effect; or (v) any other action or event that would have required the consent of Depot pursuant to
Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a Viking Material Adverse Effect.

          Section 3.07.  Taxes.
                         -----

                  (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Viking and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions),
(ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Viking Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Viking, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Viking Material Adverse Effect. Viking and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Viking Material Adverse Effect. Neither Viking nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election which shall not have a Viking Material Adverse Effect. There are no liens for Taxes upon the assets of Viking or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Viking Material Adverse Effect.

          Section 3.08.  Properties.
                         ----------

                  (a) Viking has provided to Depot a true and complete list of all real property leased by Viking or its Subsidiaries pursuant to leases providing for the occupancy of facilities in excess of 20,000 square feet (collectively "Material Leases"). Viking is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Viking Material Adverse Effect.

                  (b) Viking has provided to Depot a true and complete list of all real property that Viking or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Viking Material Adverse
Effect: (a) Viking or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

          Section 3.09.  Intellectual Property. Viking owns, or is licensed or
                         ---------------------
otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Viking as currently conducted, subject to such exceptions that would not be reasonably likely to have a Viking Material Adverse Effect.

          Section 3.10.  Agreements, Contracts and Commitments. Viking has not
                         -------------------------------------
breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Viking SEC Reports ("Viking Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Viking Material Adverse Effect. Each Viking Material Contract that has not expired by its terms is in full force and effect.

          Section 3.11.  Litigation. Except as described in the Viking SEC
                         ----------
Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Viking pending or as to which Viking has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Viking Material Adverse Effect or a material adverse effect on the ability of Viking to consummate the transactions contemplated by this Agreement.

          Section 3.12.  Environmental Matters.
                         ---------------------

                  (a) Except as disclosed in the Viking SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Viking Material Adverse
Effect: (i) Viking and its Subsidiaries comply and within all applicable statutes of limitations periods have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) Hazardous Substances (as defined in
Section 3.12(c)) are not present at any of the properties currently or formerly owned or operated by Viking or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures); (iii) neither Viking nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Viking nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (v) neither Viking nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Viking or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither Viking nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Viking or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Viking or any of its Subsidiaries pursuant to any Environmental Law.

                  (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, or (B) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (c)    As used herein, the term "Hazardous Substance" means:
(A) any substance that is listed, classified or regulated pursuant to or that could result in liability under any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

          Section 3.13.  Employee Benefit Plans.
                         ----------------------

                  (a) Viking has listed in Section 3.13 of the Viking Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Viking or any trade or business (whether or not incorporated) which is a member or which is under common control with Viking (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of Viking (together, the "Viking Employee Plans").

                 (b) With respect to each Viking Employee Plan, Viking has made available to Depot, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Viking Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Viking Employee Plan and (iv) the most recent actuarial report or valuation relating to a Viking Employee Plan subject to Title IV of ERISA.

                 (c) With respect to the Viking Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Viking, there exists no condition or set of circumstances in connection with which Viking could be subject to any liability that is reasonably likely to have a Viking Material Adverse Effect under ERISA, the Code or any other applicable law.

                 (d) With respect to the Viking Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Viking, which obligations are reasonably likely to have a Viking Material Adverse Effect.

                 (e) Except as disclosed in Viking SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Viking nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Viking or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Viking of the nature contemplated by this Agreement, (ii) agreement with any officer of Viking providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          Section 3.14.  Compliance With Laws. Viking has complied with, is not
                         --------------------
in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Viking Material Adverse Effect.

          Section 3.15.  Accounting and Tax Matters. To its knowledge, after
                         --------------------------
consulting with its independent auditors, neither Viking nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Depot from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

          Section 3.16.  Registration Statement; Proxy Statement/Prospectus. The
                         --------------------------------------------------
information to be supplied by Viking for inclusion in the registration statement on Form S-4 pursuant to which shares of Depot Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Viking for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Depot and Viking in connection with the meeting of Viking's stockholders to consider this Agreement and the Merger (the "Viking Stockholders' Meeting") and in connection with the meeting of Depot's stockholders (the "Depot Stockholders' Meeting") to consider the issuance of shares of Depot Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Viking or Depot, at the time of the Viking Stockholders' Meeting and the Depot Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Viking Stockholders' Meeting or the Depot Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Viking or any of its Affiliates, officers or directors should be discovered by Viking which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Viking shall promptly inform Depot.

          Section 3.17.  Labor Matters. Neither Viking nor any of its
                         -------------
Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Viking or its Subsidiaries, and, to the best knowledge of the executive officers of Viking, there are no campaigns being conducted to solicit cards from employees of Viking or its Subsidiaries to authorize representation by any labor organization, nor is Viking or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices. Nor, as of the date hereof, is Viking or any of its Subsidiaries the subject of any material proceeding asserting that Viking or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Viking, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Viking or any of its Subsidiaries.

          Section 3.18.  Insurance. All material fire and casualty, general
                         ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Viking or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Viking and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Viking Material Adverse Effect.

          Section 3.19.  No Existing Discussions. As of the date hereof, Viking
                         -----------------------
is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01(a)).

          Section 3.20.  Opinions of Financial Advisors. The financial advisors
                         ------------------------------
of Viking, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SBC Warburg Dillon Read Inc., have delivered to Viking opinions dated the date of this Agreement to the effect that the Exchange Ratio is fair to the holders of Viking Common Stock from a financial point of view.

          Section 3.21.  Anti-Takeover Laws. No "fair price," "moratorium,"
                         ------------------
"control share acquisition" or other similar anti-takeover statute or regulation is applicable to Viking or (by reason of Viking's participation therein) the Merger or the other transactions contemplated by this Agreement.

          Section 3.22.  Rights Plan. The entering into of this Agreement and
                         -----------
the Viking Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Viking Rights Plan or enable or require the Viking Rights to be exercised, distributed or triggered.

                                  ARTICLE IV.
                REPRESENTATIONS AND WARRANTIES OF DEPOT AND SUB

          Depot and Sub represent and warrant to Viking that the statements contained in this Article IV are true and correct, except as set forth herein and in the disclosure schedule delivered by Depot to Viking on or before the date of this Agreement (the "Depot Disclosure Schedule"). The Depot Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

          Section 4.01.  Organization of Depot and Sub. Each of Depot and Sub
                         -----------------------------
and Depot's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition, or results of operations of Depot and its Subsidiaries, taken as a whole (a "Depot Material Adverse Effect"). Except as set forth in the Depot SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Depot nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Depot or its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company.

          Section 4.02.  Depot Capital Structure.
                         -----------------------

                  (a) The authorized capital stock of Depot consists of 400,000,000 shares of Common Stock, $.01 par value, and 1,000 shares of Preferred Stock, $.01 par value ("Depot Preferred Stock"). As of May 7, 1998,
(i) 159,142,921 shares of Depot Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 2,163,447 shares of Depot Common Stock were held in the treasury of Depot or by Subsidiaries of Depot. The Depot Disclosure Schedule shows the number of shares of Depot

Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of December 27, 1997 and the plans under which such options were granted (collectively, the "Depot Stock Plans"). No material change in such capitalization has occurred between March 31, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of Depot Preferred Stock is issued and outstanding. All shares of Depot Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Depot or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Depot Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Depot's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Depot or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Depot's voting rights, charges or other encumbrances of any nature.

                 (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Depot Stock Plans or the Depot Stock Option Agreement, and except for the Depot Rights issued and issuable under the Depot Rights Plan, there are no equity securities of any class of Depot or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Depot or any of its Subsidiaries is a party or by which it is bound obligating Depot or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Depot or any of its Subsidiaries or obligating Depot or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Depot, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Depot.

          Section 4.03.  Authority; No Conflict; Required Filings and Consents.
                         -----------------------------------------------------

                  (a) Each of Depot and Sub has all requisite corporate power and authority to enter into this Agreement and (in the case of Depot) the Depot Stock Option Agreement and to consummate the transactions contemplated by this Agreement and (in the case of Depot) the Depot Stock Option Agreement. The execution and delivery of this Agreement and (in the case of Depot) the Depot Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and (in the case of Depot) the Depot Stock Option Agreement by Depot and Sub have been duly authorized by all necessary corporate action on the part of each of Depot and Sub (including the approval of the Merger by Depot as the sole stockholder of Sub), subject only to the approval of the Depot Voting Proposal (as defined in Section 6.05) by Depot's stockholders. This Agreement and (in the case of Depot) the Depot Stock Option

Agreement have been duly executed and delivered by each of Depot and Sub, as the case may be, and constitute the valid and binding obligations of each of Depot and Sub, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

                 (b) The execution and delivery of this Agreement and (in the case of Depot) the Depot Stock Option Agreement by each of Depot and Sub does not, and the consummation of the transactions contemplated by this Agreement and (in the case of Depot) the Depot Stock Option Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Depot or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Depot or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Depot or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Depot Material Adverse Effect.

                 (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Depot or any of its Subsidiaries in connection with the execution and delivery of this Agreement and (in the case of Depot) the Depot Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Agreement of Merger with the California Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and the European Union, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Depot Material Adverse Effect.

          Section 4.04.  SEC Filings; Financial Statements.
                         ---------------------------------

                  (a) Depot has filed and made available to Viking all forms, reports and documents required to be filed by Depot with the SEC since January 1, 1995 other than registration statements on Form S-8 (collectively, the "Depot SEC Reports"). The Depot SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Depot SEC Reports or necessary in order to make the statements in such Depot SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Depot's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Depot SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Depot and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Depot as of December 27, 1997 is referred to herein as the "Depot Balance Sheet."

          Section 4.05.  No Undisclosed Liabilities. Except as disclosed in the
                         --------------------------
Depot SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 27, 1997 in the ordinary course of business consistent with past practices, Depot and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Depot Material Adverse Effect.

          Section 4.06.  Absence of Certain Changes or Events. Except as
                         ------------------------------------
disclosed in the Depot SEC Reports filed prior to the date hereof, since the date of the Depot Balance Sheet, Depot and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change in Depot and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole) or any development or combination of developments of which the management of Depot is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Depot Material Adverse Effect (other than developments that are the effect or result of actions to be taken by Viking or economic factors affecting the economy as a whole); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Depot or any of its Subsidiaries having a Depot Material Adverse Effect; (iii) any material change by Depot in its accounting methods, principles or practices to which Viking has not previously consented in writing; (iv) any revaluation by Depot of any of its assets having a Depot Material Adverse Effect; or (v) any other action or event that would have required the consent of Viking pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a Depot Material Adverse Effect.

          Section 4.07.  Taxes. Depot and each of its Subsidiaries have (i)
                         -----
filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Depot Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Depot, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Depot Material Adverse Effect. Depot and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Depot Material Adverse Effect. Neither Depot nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election which shall not have a Depot Material Adverse Effect. There are no liens for Taxes upon the assets of Depot or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Depot Material Adverse Effect.

          Section 4.08.  Properties.
                         ----------

                  (a) Depot is not in default under any Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Depot Material Adverse Effect.

                  (b) Depot has provided to Viking a true and complete list of all real property that Depot or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Depot Material Adverse
Effect: (a) Depot or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

          Section 4.09.  Intellectual Property. Depot owns, or is licensed or
                         ---------------------
otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of Depot as currently conducted, subject to such exceptions that would not be reasonably likely to have a Depot Material Adverse Effect.

          Section 4.10.  Agreements, Contracts and Commitments. Depot has not
                         -------------------------------------
breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Depot

SEC Reports ("Depot Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Depot Material Adverse Effect. Each Depot Material Contract that has not expired by its terms is in full force and effect.

          Section 4.11.  Litigation. Except as described in the Depot SEC
                         ----------
Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Depot pending or as to which Depot has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Depot Material Adverse Effect or a material adverse effect on the ability of Depot to consummate the transactions contemplated by this Agreement.

          Section 4.12.  Environmental Matters. Except as disclosed in the Depot
                         ---------------------
SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Depot Material Adverse Effect: (i) Depot and its Subsidiaries have complied with all applicable Environmental Laws; (ii) Hazardous Substances are not present at any of the properties currently or formerly owned or operated by Depot or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures); (iii) neither Depot nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Depot nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (v) neither Depot nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Depot or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither Depot nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Depot or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Depot or any of its Subsidiaries pursuant to any Environmental Law.

          Section 4.13.  Employee Benefit Plans.
                         ----------------------

                  (a) Depot has listed in Section 4.13 of the Depot Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Depot or any ERISA Affiliate of Depot, or any Subsidiary of Depot (together, the "Depot Employee Plans").

                 (b) With respect to each Depot Employee Plan, Depot has made available to Viking, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Depot Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Depot Employee Plan and (iv) the most recent actuarial report or valuation relating to a Depot Employee Plan subject to Title IV of ERISA.

                 (c) With respect to the Depot Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Depot, there exists no condition or set of circumstances in connection with which Depot could be subject to any liability that is reasonably likely to have a Depot Material Adverse Effect under ERISA, the Code or any other applicable law.

                 (d) With respect to the Depot Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Depot, which obligations are reasonably likely to have a Depot Material Adverse Effect.

                 (e) Except as disclosed in Depot SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Depot nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Depot or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Depot of the nature contemplated by this Agreement, (ii) agreement with any officer of Depot providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          Section 4.14.  Compliance With Laws. Depot has complied with, is not
                         --------------------
in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Depot Material Adverse Effect.

          Section 4.15.  Accounting and Tax Matters. To its knowledge, after
                         --------------------------
consulting with its independent auditors, neither Depot nor any of its Affiliates has taken or agreed to take any action which would (i) prevent Depot from accounting for the business combination to be effected by the Merger as a pooling of interests, or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

          Section 4.16.  Registration Statement; Proxy Statement/Prospectus.
                         --------------------------------------------------
The information in the Registration Statement (except for information supplied by Viking for inclusion in the Registration Statement, as to which Depot makes no representation) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information (except for information supplied by Viking for inclusion in the Joint Proxy Statement, as to which Depot makes no representation) in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Depot or Viking, at the time of the Depot Stockholders' Meeting and the Viking Stockholder's Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Depot Stockholders' Meeting or the Viking Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Depot or any of its Affiliates, officers or directors should be discovered by Depot which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Depot shall promptly inform Viking.

          Section 4.17.  Labor Matters. Neither Depot nor any of its
                         -------------
Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Depot or its Subsidiaries, and, to the best knowledge of the executive officers of Depot, there are no campaigns being conducted to solicit cards from employees of Depot or its Subsidiaries to authorize representation by any labor organization, nor is Depot or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices. Nor, as of the date hereof, is Depot or any of its Subsidiaries the subject of any material proceeding asserting that Depot or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Depot, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Depot or any of its Subsidiaries.

          Section 4.18.  Insurance. All material fire and casualty, general
                         ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Depot or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Depot and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Depot Material Adverse Effect.

          Section 4.19.  Opinion of Financial Advisor. The financial advisor of
                         ----------------------------
Depot, Peter J. Solomon Company Limited, has delivered to Depot an opinion, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Depot from a financial point of view.

          Section 4.20.  Rights Plan. The entering into of this Agreement and
                         -----------
the Depot Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Depot Rights Plan or enable or require the Depot Rights to be exercised, distributed or triggered.

          Section 4.21.  Interim Operations of Sub. Sub was formed solely for
                         -------------------------
the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                  ARTICLE V.
                              CONDUCT OF BUSINESS

          Section 5.01.  Covenants of Viking.  During the period from the date
                         -------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Viking agrees as to itself and its respective Subsidiaries (except to the extent that Depot shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Viking shall promptly notify the other party of any material event or occurrence not in the ordinary course of business of Viking. Except as expressly contemplated by this Agreement, Viking shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Depot:

                 (a) Accelerate, amend or change the period of exercisability or vesting of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                 (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

                 (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to employees, which options represent in the aggregate the right to acquire no more than 1,600,000 shares (net of cancellations) of Viking Common Stock, or (ii) the issuance of shares of Viking Common Stock pursuant to the exercise of options outstanding on the date of this Agreement and the 1994 Viking Employee Stock Purchase Plan;

                 (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for all such acquisitions involving aggregate consideration of not more than $7,500,000;

                 (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

                 (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with past practices (including bonuses), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, other than payments or agreements paid to or entered into with employees (other than officers) in the ordinary course of business in accordance with past practices or the performance of agreements in effect on the date of this Agreement, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

                 (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof or up to $50 million (which may be denominated in foreign currency) in borrowings under loan agreements entered into hereafter;

                 (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

                 (j) Except in the ordinary course of business, modify, amend or terminate any Viking Material Contract or waive, release or assign any material rights or claims;

                 (k) Make or commit to make any capital expenditures that would cause the aggregate capital budget furnished by Viking to Depot to be exceeded; or

               (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (k) above.

          Section 5.02.  Covenants of Depot.  During the period from the date of
                         ------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Depot agrees as to itself and its respective Subsidiaries (except to the extent that Viking shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Depot shall promptly notify the other party of any material event or occurrence not in the ordinary course of business of Depot. Except as expressly contemplated by this Agreement, Depot shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Viking:

               (a) Accelerate, amend or change the period of exercisability or vesting of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

               (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock (other than a stock dividend or stock split as a result of which the Exchange Ratio is adjusted pursuant to Section 2.01(c)) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

               (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options pursuant to Depot's Long Term Equity Incentive Plan as proposed to be amended in Depot's Proxy Statement dated April 23, 1998,
(ii) the issuance of shares of Depot Common Stock pursuant to the exercise of options or convertible securities outstanding on the date of this Agreement; or
(iii) issuances of shares of capital stock having a market value upon issuance of not more than $750,000,000 in the aggregate (other than in mergers, consolidations or other acquisitions of a substantial equity interest in or substantial portion of the assets of, or by any business or any corporation, partnership or other business organization or division, as to which this limitation shall not apply);

               (d) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business and except for sales or dispositions to Subsidiaries or in connection with sale-leaseback transactions;

               (e) (i) Increase or agree to increase the compensation payable or to become payable to its officers, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors or officers except as referred to in Section 5.02(c) or as disclosed prior to the date of this Agreement;

               (f) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement; or

               (g) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (f) above.

          Section 5.03.  Cooperation.  Subject to compliance with applicable
                         -----------
law, from the date hereof until the Effective Time, each of Depot and Viking shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

          Section 6.01.  No Solicitation.
                         ---------------

               (a) Depot and Viking each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for an Alternative Transaction (as defined below) involving such party or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to or recommend any Acquisition Proposal; provided, however, that
                                                      --------  -------
nothing contained in this Agreement shall prevent Depot or Viking, or their respective Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Viking and Depot as a combined company, would, if consummated, result in a transaction more favorable than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with outside legal counsel that failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of such Board of Directors to stockholders under applicable law, (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Agreement dated March 9, 1998 between Depot and Viking (the "Confidentiality Agreement"), and (3) prior to furnishing such non-public information or providing access to the properties, books or records of such party, such party has complied with the provisions of
Section 6.01(b); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

               (b) Depot and Viking shall each notify the other party immediately after receipt by Depot or Viking (or their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall, to the extent permitted by law, continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

          Section 6.02.  Proxy Statement/Prospectus; Registration Statement.
                         --------------------------------------------------

               (a) As promptly as practical after the execution of this Agreement, Depot and Viking shall prepare and file with the SEC the Joint Proxy Statement, and Depot shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Depot may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Depot and Viking shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement, and any amendment or supplement thereto, shall include the recommendation of the Board of Directors of Viking in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Depot in favor of the issuance of shares of Depot Common Stock pursuant to the Merger; provided that the Board of Directors of Viking may withdraw such recommendation if (but only if) (i) the Board of Directors of Viking has received a Superior Proposal, and (ii) such Board of Directors upon advice of its outside legal counsel determines that it is reasonably likely that a failure to recommend such Superior Proposal would constitute a breach of its fiduciary duties under applicable law, and the Board of Directors of Depot may withdraw such recommendation if (but only if) (i) the Board of Directors of Depot has received a Superior Proposal, and (ii) such Board of Directors upon advice of its outside legal counsel determines that it is reasonably likely that a failure to recommend such Superior Proposal would constitute a breach of its fiduciary duties under applicable law.

               (b) Depot and Viking shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

          Section 6.03.  NYSE Listing and Nasdaq Quotation.  Viking agrees to
                         ---------------------------------
continue the quotation of Viking Common Stock on the Nasdaq National Market during the term of this Agreement. Depot agrees to continue the listing of Depot Common Stock on the NYSE during the term of this Agreement.

          Section 6.04.  Access to Information.  Upon reasonable notice, Viking
                         ---------------------
and Depot shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Viking and Depot shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

          Section 6.05.  Stockholders Meetings.
                         ---------------------

               (a) Viking and Depot each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of Viking, upon this Agreement and the Merger and, in the case of Depot, upon the issuance of shares of Depot Common Stock pursuant to the Merger (the "Depot Voting Proposal"). Subject to Section 6.02(a), Depot and Viking shall use all reasonable efforts to solicit proxies in favor of such matters. Depot and Viking shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. The Viking stockholder vote required for the approval of the Agreement and Merger shall be a majority of the shares of Viking Common Stock outstanding on the record date for the meeting. The Depot stockholder vote required for approval of the Depot Voting Proposal shall be a majority of the shares of Depot Common Stock present or represented at a meeting of stockholders at which a quorum is present.

               (b) Depot may also submit additional routine proposals to its stockholders at the Depot Stockholders' Meeting, separate from the proposal referred to in

Section 6.05(a), provided that Depot shall consult with Viking as to the submission of such proposals. The approval by Depot's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

          Section 6.06.  Legal Conditions to Merger.
                         --------------------------

               (a)       Viking and Depot shall each use their best efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable,
(ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Viking or Depot or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. Viking and Depot shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Viking and Depot shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

               (b) Depot and Viking agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Notwithstanding anything to the contrary in this Section 6.06, neither Depot nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a material adverse effect on Depot or of Depot combined with Viking after the Effective Time.

               (c) Each of Viking and Depot shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their best efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Viking Disclosure Schedule or the Depot Disclosure Schedule, as the case may be, or (C) required to prevent a Viking Material Adverse Effect or a Depot Material Adverse Effect from occurring prior to or after the Effective Time.

          Section 6.07.  Public Disclosure.  Depot and Viking shall agree on the
                         -----------------
form and content of the initial joint press release regarding the transactions contemplated hereby, and thereafter shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

          Section 6.08.  Tax-Free Reorganization.  Depot and Viking shall each
                         -----------------------
use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code, such that a holder of Viking Common Stock will not recognize gain for income tax purposes as a result of the Merger unless and to the extent such holder receives consideration other than Depot Common Stock and Depot Rights pursuant to the Merger.

          Section 6.09.  Pooling Accounting.  From and after the date hereof and
                         ------------------
until the Effective Time, neither Viking nor Depot, nor any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

          Section 6.10.  Affiliate Agreements.  Upon the execution of this
                         --------------------
Agreement, Depot and Viking will provide each other with a list of those persons who are, in Depot's or Viking's respective reasonable judgment, "affiliates" of Depot or Viking, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of Depot or Viking within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Depot and Viking shall provide each other such information and documents as Viking or Depot shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Viking and Depot shall each use its best efforts to deliver or cause to be delivered to each other by June 15, 1998 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in form and substance satisfactory to Depot and Viking, by which each Affiliate of Viking agrees to comply with the applicable requirements of Rule 145 and such requirements as may be necessary for the Merger to be treated as a pooling of interests for accounting purposes and each Affiliate of Depot agrees to comply with such requirements as may be necessary for the Merger to be treated as a pooling of interests for accounting purposes

(an "Affiliate Agreement"). Depot shall be entitled to place appropriate legends on the certificates evidencing any Depot Common Stock to be received by such Affiliates of Viking pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Depot Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Depot).

          Section 6.11.  NYSE Listing.  Depot shall use its best efforts to
                         ------------
cause the shares of Depot Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          Section 6.12.  Stock Plans.
                         -----------

               (a) At the Effective Time, each outstanding option to purchase shares of Viking Common Stock (a "Viking Stock Option") under the Viking Stock Plans, whether vested or unvested, shall constitute an option to acquire, on the same terms and conditions as were applicable under such Viking Stock Option, the same number of shares of Depot Common Stock as the holder of such Viking Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Viking Common Stock purchasable pursuant to such Viking Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Depot Common Stock deemed purchasable pursuant to such Viking Stock Option in accordance with the foregoing.

               (b) As soon as practicable after the Effective Time, Depot shall deliver to the participants in Viking Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Viking Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.12 after giving effect to the Merger).

               (c) Depot shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Depot Common Stock for delivery under Viking Stock Plans assumed in accordance with this Section 6.12. As soon as practicable after the Effective Time, Depot shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Depot Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               (d) The Board of Directors of Viking shall, prior to or as of the Effective Time, take all necessary actions, if any, pursuant to and in accordance with the terms of the Viking Stock Plans and the instruments evidencing the Viking Stock Options, to provide for the conversion of the Viking Stock Options into options to acquire Depot Common Stock in accordance with this Section 6.12, and that no consent of the holders of the Viking Stock Options is required in connection with such conversion.

               (e) The shares of Viking Common Stock awarded, issued and outstanding under the Viking Long Term Stock Incentive Plan shall be converted into Depot Common Stock on the Effective Date as provided in Article II of this Agreement and shall remain subject to restriction and forfeiture and to the lapse or expiration of such restrictions and risk of forfeiture on the terms and conditions provided in the agreements under which such shares were awarded and issued. Such agreements shall remain in full force and effect in accordance with these terms after the Effective Date.

          Section 6.13.  Brokers or Finders.  Each of Depot and Viking
                         ------------------
represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Merrill Lynch, Pierce, Fenner & Smith Incorporated and SBC Warburg Dillon Read Inc. whose fees and expenses will be paid by Viking in accordance with Viking's agreements with such firms, and Peter J. Solomon Company Limited, whose fees and expenses will be paid by Depot in accordance with Depot's agreement with such firm. Each of Depot and Viking agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

          Section 6.14.  Indemnification.
                         ---------------

               (a) From and after the Effective Time, Depot agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Viking (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Viking would have been permitted under California law and its articles of incorporation or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Depot and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

               (b) For a period of six years after the Effective Time, Depot shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Viking's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Depot) with coverage in amount and scope at least as favorable as Viking's existing coverage; provided, that in no event shall Depot
                                         --------
or the Surviving Corporation be required to expend in excess of 250% of the annual premium currently paid by Viking for such coverage (the "Current Premium") (which Current Premium does not exceed $135,000); and if such premium would at any time exceed 250% of the Current Premium, then the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 250% of the Current Premium.

               (c) The provisions of this Section 6.14 are intended to be an addition to the rights otherwise available to the current and former officers and directors of Viking by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          Section 6.15.  Letter of Depot's Accountants.  Depot shall use
                         -----------------------------
reasonable best efforts to cause to be delivered to Viking and Depot a letter of Deloitte & Touche LLP, Depot's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Viking, in form reasonably satisfactory to Viking and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Viking's efforts to obtain such letter, if requested by Deloitte & Touche, Depot shall provide a representation letter to Deloitte & Touche LLP complying with SAS 72, if then required.

          Section 6.16.  Letter of Viking's Accountants.  Viking shall use
                         ------------------------------
reasonable best efforts to cause to be delivered to Depot and Viking a letter of Deloitte & Touche LLP, Viking's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Depot, in form reasonably satisfactory to Depot and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Depot's efforts to obtain such letter, if requested by Deloitte & Touche, Viking shall provide a representation letter to Deloitte & Touche complying with the SAS 72, if then required.

          Section 6.17.  Stock Option Agreements.  Viking and Depot each agrees
                         -----------------------
to fully perform their respective obligations under the Stock Option Agreements.

          Section 6.18.  Benefit Plans.  Depot agrees that, during the period
                         -------------
commencing at the Effective Time and ending December 31, 1999, the employees of Viking and its Subsidiaries will continue to be provided with benefits under health insurance, vision care, life insurance, employee assistance programs, flexible spending accounts, disability, vacation, holiday, profit-sharing, section 401(k), dental and sick pay plans and stock option plans which are no less favorable than those currently provided by Viking and its Subsidiaries to such employees.

          Section 6.19.  Rights Plan.  The Board of Directors of Viking has
                         -----------
amended the Viking Rights Plan, and shall take all further action (in addition to that referred to in Section

3.22) reasonably requested in writing by Depot, in order to render the Viking Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements to the extent provided herein. Except as provided above with respect to the Merger and other transactions contemplated by this Agreement and the Stock Option Agreements, the Board of Directors of Viking shall not, without the consent of Depot (a) amend the Viking Rights Plan or (b) take any action with respect to, or make any determination under, the Viking Rights Plan, including a redemption of the Viking Rights or any action to facilitate an Acquisition Proposal (except as otherwise permitted by this Agreement).

                                 ARTICLE VII.
                             CONDITIONS TO MERGER

          Section 7.01.  Conditions to Each Party's Obligation To Effect the
                         ---------------------------------------------------
Merger.  The respective obligations of each party to this Agreement to effect
------
the Merger shall be subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

               (a)       Stockholder Approval. This Agreement and the Merger
                         --------------------
shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Viking Common Stock and the Depot Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Depot Common Stock present or represented at the Depot Stockholders' Meeting at which a quorum is present.

               (b)       Regulatory Approvals. The waiting period applicable to
                         --------------------
the consummation of the Merger under the HSR Act shall have expired or been terminated, and approvals and/or clearances shall have been obtained from (or decisions indicating no objections to the Merger or other indications to that effect satisfactory to Depot shall have been made by) the European Commission (if applicable) and under any other antitrust or competition law applicable to any significant operations.

               (c)       Approvals. Other than the filing provided for by
                         ---------
Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a Depot Material Adverse Effect or Viking Material Adverse Effect shall have been filed, been obtained or occurred.

               (d)       Registration Statement. The Registration Statement
                         ----------------------
shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (e)       No Injunctions. No Governmental Entity or federal,
                         --------------
state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (f)       Pooling Letters. Depot and Viking shall have received a
                         ---------------
letter from Deloitte & Touche LLP, addressed to Depot regarding its concurrence with Depot's management conclusions, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the Merger, as contemplated to be effected as of the date of the letter, it being agreed that Depot and Viking shall each provide reasonable best cooperation to Deloitte & Touche LLP to enable them to issue such a letter.

               (g)       NYSE. The shares of Depot Common Stock to be issued in
                         ----
the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

               (h)       Dissenting Shares. Effective demands for payment under
                         -----------------
Chapter 13 of the General Corporation Law of California shall not have been received by Viking with respect to more than 7.5% of the outstanding shares of Viking Common Stock.

          Section 7.02.  Additional Conditions to Obligations of Depot and Sub.
                         -----------------------------------------------------
The obligations of Depot and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Depot and Sub:

               (a)       Representations and Warranties. The representations and
                         ------------------------------
warranties of Viking set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Viking Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Depot shall have received a certificate signed on behalf of Viking by the chief executive officer and the chief financial officer of Viking to such effect.

               (b)       Performance of Obligations of Viking. Viking shall have
                         ------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Depot shall have received a certificate signed on behalf of Viking by the chief executive officer and the chief financial officer of Viking to such effect.

               (c)       Tax Opinion. Depot shall have received a written
                         -----------
opinion from Simpson Thacher & Bartlett, counsel to Depot, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Simpson Thacher & Bartlett does not render such opinion, this condition shall nonetheless be deemed satisfied if Latham & Watkins renders such opinion to Depot (it being agreed that Depot and Viking shall each provide reasonable cooperation to Latham & Watkins or Simpson Thacher & Bartlett, as the case may be, to enable them to render such opinion).

          Section 7.03.  Additional Conditions to Obligations of Viking.  The
                         ----------------------------------------------
obligation of Viking to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Viking:

               (a)       Representations and Warranties. The representations and
                         ------------------------------
warranties of Depot and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Depot Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Viking shall have received a certificate signed on behalf of Depot by the chief executive officer and the chief financial officer of Depot to such effect.

               (b)       Performance of Obligations of Depot and Sub. Depot and
                         -------------------------------------------
Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Viking shall have received a certificate signed on behalf of Depot by the chief executive officer and the chief financial officer of Depot to such effect.

               (c)       Tax Opinion. Viking shall have received the opinion of
                         -----------
Latham & Watkins, counsel to Viking, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Latham & Watkins does not render such opinion, this condition shall nonetheless be deemed satisfied if Simpson Thacher & Bartlett renders such opinion to Viking (it being agreed that Depot and Viking shall each provide reasonable cooperation to Latham & Watkins or Simpson Thacher & Bartlett as the case may be, to enable them to render such opinion).


                                 ARTICLE VIII.
                           TERMINATION AND AMENDMENT

          Section 8.01.  Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Viking or Depot:

               (a)       by mutual written consent of Depot and Viking; or

               (b) by either Depot or Viking if the Merger shall not have been consummated by November 30, 1998 (provided that either Depot or Viking may extend such date to February 28, 1999 by providing written notice thereof to the other party on or prior to November 30, 1998). November 30, 1998, as it may be so extended, shall be referred to herein as the "Outside Date" (provided that the right to terminate this Agreement under this Section

8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

               (c) by either Depot or Viking if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

               (d) by Depot, if, at the Viking Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Viking in favor of this Agreement and the Merger shall not have been obtained; or by Viking if, at the Depot Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Depot in favor of the Depot Voting Proposal shall not have been obtained; or

               (e) by Depot, if (i) the Board of Directors of Viking shall have withdrawn or modified its recommendation of this Agreement or the Merger or such Board shall have resolved to do so; (ii) after the receipt by Viking of an Acquisition Proposal, Depot requests in writing that the Board of Directors of Viking reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of Viking fails to do so within 10 business days after its receipt of Depot's request; (iii) the Board of Directors of Viking shall have recommended to the stockholders of Viking an Alternative Transaction (as defined in Section 8.03(g)) or such Board shall have resolved to do so; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Viking Common Stock is commenced (other than by Depot or an Affiliate of Depot) and the Board of Directors of Viking recommends that the stockholders of Viking tender their shares in such tender or exchange offer or the Board of Directors fails to recommend that stockholders reject such tender or exchange offer within 10 business days after receipt of Depot's request to do so; or (v) for any reason Viking fails to call and hold the Viking Stockholders' Meeting by the Outside Date (provided that Depot's right to terminate this Agreement under such clause
(v) shall not be available if at such time Viking would be entitled to terminate this Agreement under Section 8.01(g)); or

               (f) by Viking, if (i) the Board of Directors of Depot shall have withdrawn or modified its recommendation of the Depot Voting Proposal or such Board shall have resolved to do so; (ii) after the receipt by Depot of an Acquisition Proposal, Viking requests in writing that the Board of Directors of Depot reconfirm its recommendation of the Depot Voting Proposal and the Board of Directors of Depot fails to do so within 10 business days after its receipt of Viking's request; (iii) the Board of Directors of Depot shall have recommended to the stockholders of Depot an Alternative Transaction (as defined in Section 8.03(g)) or such Board shall have resolved to do so; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Depot Common Stock is commenced (other than by Viking or an Affiliate of Viking) and the Board of Directors of Depot recommends that the stockholders of Depot tender their shares in such tender or exchange offer or the Board of Directors fails to recommend that stockholders reject such tender or exchange offer within 10 business days after receipt of Viking's request to do so; or (v) for any reason Depot fails to call and hold the Depot

Stockholders' Meeting by the Outside Date (provided that Viking's right to terminate this Agreement under such clause (v) shall not be available if at such time Depot would be entitled to terminate this Agreement under Section 8.01(g)); or

               (g) by Depot or Viking, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.02(a) or (b) (in the case of termination by Depot) or 7.03(a) or (b) (in the case of termination by Viking) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

          Section 8.02.  Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Depot, Viking, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 6.13 and 8.03; provided that any such termination shall not limit liability for any willful breach of this Agreement; and provided further that, the provisions of Sections 6.13 and 8.03, of this Agreement, the Stock Option Agreements and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

          Section 8.03.  Fees and Expenses.
                         -----------------

               (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of Depot and Viking will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement (including SEC filing fees).

               (b) Viking shall pay Depot up to $5,000,000 as reimbursement for expenses of Depot actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Depot's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Depot pursuant to (i) Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Viking at the Viking Stockholders' Meeting (other than in the circumstances set forth in Section 8.03(c)(i)) or (ii) Section 8.01(b) or Section 8.01(g) as a result of the failure to satisfy the condition set forth in Section 7.02(a).

               (c)       Upon the earliest to occur of the following events:

                        (i) the termination of this Agreement by Depot pursuant to Section 8.01(d), if prior to the Viking Stockholders' Meeting a proposal for an Alternative Transaction (as defined below) reasonably capable of being performed involving Viking or which is a Superior Proposal shall have been made; or

                        (ii) the termination of this Agreement by Depot pursuant to Section 8.01(e),

Viking shall pay to Depot a termination fee of $30,000,000 and, in the event an Alternative Transaction involving Viking is consummated within 12 months after such termination, Viking shall pay to Depot an additional fee of $50,000,000.

          Viking's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Depot against Viking and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment (other than as set forth in the Viking Stock Option Agreement); provided such limit shall not limit liability for a willful breach of this Agreement.

               (d) Depot shall pay Viking up to $5,000,000 as reimbursement for expenses of Viking actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Viking's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Viking pursuant to (i) Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Depot Voting Proposal by the stockholders of Depot at the Depot Stockholders' Meeting (other than in the circumstances set forth in Section 8.03(e)(i)) or
(ii) Section 8.01(b) or Section 8.01(g) as a result of the failure to satisfy the condition set forth in Section 7.03(a).

               (e)       Upon the earliest to occur of the following events:

                        (i) the termination of this Agreement by Viking pursuant to Section 8.01(d), if prior to the Depot Stockholders' Meeting a proposal for an Alternative Transaction (as defined below) reasonably capable of being performed involving Depot or which is a Superior Proposal shall have been made; or

                        (ii) the termination of this Agreement by Viking pursuant to Section 8.01(f),

Depot shall pay to Viking a termination fee of $30,000,000 and, in the event an Alternative Transaction involving Depot is consummated within 12 months after such termination, Depot shall pay to Viking an additional fee of $50,000,000.

          Depot's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Viking against Depot and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment (other than as set forth in the Depot Stock Option

Agreement); provided such limit shall not limit liability for a willful breach of this Agreement.

               (f) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), 8.03(d) or 8.03(e) shall be paid within one business day after the first to occur of the events described in Section 8.03(b), 8.03(c)(i) or (ii), 8.03(d) or 8.03(e)(i) or (ii).

               (g) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Depot or Viking or their respective affiliates (a "Third Party"), acquires more than 25% of the outstanding shares of Viking Common Stock or Depot Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Depot or Viking pursuant to which any Third Party acquires more than 25% of the outstanding shares of Viking Common Stock or Depot Common Stock, as the case may be, or the entity surviving such merger or business combination,
(iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Depot or Viking, and the entity surviving any merger or business combination including any of them) of Depot or Viking having a fair market value (as determined by the Board of Directors of Depot or Viking, as the case may be, in good faith) equal to more than 25% of the fair market value of all the assets of Depot or Viking, as the case may be, and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          Section 8.04.  Amendment.  This Agreement may be amended by the
                         ---------
parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Viking or of Depot, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 8.05.  Extension; Waiver.  At any time prior to the Effective
                         -----------------
Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          Section 9.01.  Nonsurvival of Representations, Warranties and
                         ----------------------------------------------
Agreements.  None of the representations, warranties and agreements in this
----------
Agreement or in any instrument
delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.04, 2.01, 2.02, 6.08, 6.14, 6.17,
6.18 and Article IX, and the agreements of the Affiliates delivered pursuant to
Section 6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

          Section 9.02.  Notices. All notices and other communications
                         -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)       if to Depot or Sub, to

                         Office Depot, Inc.
                         2200 Old Germantown Road
                         Delray Beach, Florida  33445
                         Attn:  Barry Goldstein, Executive Vice President
                         Telecopy:  (561) 266-1850

                         with a copy to:

                         Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, NY 10017
                         Attn:  John W. Carr, Esq.
                         Telecopy:  (212) 455-2502

               (b)       if to Viking, to

                         Viking Office Products, Inc.
                         950 West 190th Street
                         Torrance, California  90502
                         Attn:  Bruce Nelson, President
                         Telecopy:  (310) 324-2396

                         with a copy to:

                         Latham & Watkins
                         701 B Street, Suite 2100
                         San Diego, CA  92101-8197
                         Attn: Hugh Steven Wilson, Esq.
                         Telecopy:  (619) 696-7419

          Section 9.03.  Interpretation.  When a reference is made in this
                         --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 18, 1998.

          Section 9.04.  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 9.05.  Entire Agreement; No Third Party Beneficiaries.  This
                         ----------------------------------------------
Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Viking nor Depot makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

          Section 9.06.  Governing Law.  Except to the extent that the General
                         -------------
Corporation Law of California shall govern the Merger, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

          Section 9.07.  Assignment.  Neither this Agreement nor any of the
                         ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Depot, Sub and Viking have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    Office Depot, Inc.

                                    By:    /s/ David I. Fuente
                                           -------------------
                                    Title: Chairman of the Board

                                    By:    /s/ Barry J. Goldstein
                                           ----------------------
                                    Title: Secretary


                                    VK Acquisition Corp.

                                    By:    /s/ David I. Fuente
                                           -------------------
                                    Title: President

                                    By:    /s/ Barry J. Goldstein
                                           ----------------------
                                    Title: Secretary


                                    Viking Office Products, Inc.

                                    By:    /s/ Irwin Helford
                                           -----------------
                                    Title: Chairman of the Board

                                    By:    /s/ Charlotte Wiethoff
                                           ----------------------
                                    Title: Secretary

                                  Schedule I
                                  ----------

                                   Directors
                                   ---------

                                 Irwin Helford
                                 Bruce Nelson
        Two additional directors, selected from Viking's current Board

                      ___________________________________

                         Corporate Executive Officers
                         ----------------------------

                                 Irwin Helford
                                 Bruce Nelson

                      ___________________________________

                              Operating Officers
                              ------------------

                                  Mark Brown
                                   Mark Muir
                                Graham Cundick
                                 Ron Weissman
                              Charlotte Wiethoff
                                 Doug Ramsdale
                                   Fred Abt